                                                                    Exhibit 4.38


                                PLEDGE AGREEMENT

                                      AMONG

                               TECO ENERGY, INC.,

                              THE BANK OF NEW YORK,

                      AS COLLATERAL AGENT, CUSTODIAL AGENT

                           AND SECURITIES INTERMEDIARY

                                       AND

                              THE BANK OF NEW YORK,

                           AS PURCHASE CONTRACT AGENT

                          DATED AS OF JANUARY 15, 2002

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I   DEFINITIONS........................................................2

         SECTION 1.1  Definitions..............................................2

ARTICLE II  PLEDGE; CONTROL AND PERFECTION.....................................6

         SECTION 2.1  The Pledge...............................................6

         SECTION 2.2  Control and Perfection...................................7

ARTICLE III DISTRIBUTIONS ON PLEDGED COLLATERAL................................9

ARTICLE IV  SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT
            OF PLEDGED SECURITIES.............................................10

         SECTION 4.1  Creation of Stripped Units..............................10

         SECTION 4.2  Reestablishment of Normal Units.........................11

         SECTION 4.3  Termination Event.......................................12

         SECTION 4.4  Early Settlement; Merger Early Settlement...............13

         SECTION 4.5  Remarketing; Application of Proceeds; Settlement........13

ARTICLE V   VOTING RIGHTS -- TRUST PREFERRED SECURITIES.......................15

ARTICLE VI  RIGHTS AND REMEDIES; DISTRIBUTION OF THE SUBORDINATED
            NOTES; SPECIAL EVENT REDEMPTION...................................16

         SECTION 6.1  Rights and Remedies of the Collateral Agent.............16

         SECTION 6.2  Distribution of the LLC Preferred Securities
                      or the Notes............................................17

         SECTION 6.3  Substitutions...........................................17

         SECTION 6.4  Special Event Redemption................................18

ARTICLE VII REPRESENTATIONS AND WARRANTIES; COVENANTS.........................20

         SECTION 7.1  Representations and Warranties..........................20

         SECTION 7.2  Covenants...............................................21

ARTICLE VIII THE COLLATERAL AGENT, CUSTODIAL AGENT AND SECURITIES
             INTERMEDIARY.....................................................21

         SECTION 8.1  Appointment, Powers and Immunities......................21

         SECTION 8.2  Instructions of TECO....................................22

         SECTION 8.3  Reliance by Agent.......................................23

         SECTION 8.4  Rights in Other Capacities..............................23

         SECTION 8.5  Non-Reliance on Collateral Agent........................23

         SECTION 8.6  Compensation and Indemnity..............................24

         SECTION 8.7  Failure to Act..........................................24

         SECTION 8.8  Resignation of Collateral Agent, Custodial Agent
                      or Securities Intermediary..............................25

         SECTION 8.9  Right to Appoint Agent or Advisor.......................25

         SECTION 8.10 Survival................................................26

         SECTION 8.11 Exculpation.............................................26

ARTICLE IX  AMENDMENT.........................................................26

         SECTION 9.1  Amendment without Consent of Holders....................26

         SECTION 9.2  Amendment with Consent of Holders.......................27

         SECTION 9.3  Execution of Amendments.................................27

         SECTION 9.4  Effect of Amendments....................................27

         SECTION 9.5  Reference to Amendments.................................27

ARTICLE X   MISCELLANEOUS.....................................................28

         SECTION 10.1 No Waiver...............................................28

         SECTION 10.2 Governing Law...........................................28

         SECTION 10.3 Notices.................................................28

         SECTION 10.4 Successors and Assigns..................................29

         SECTION 10.5 Counterparts............................................29

         SECTION 10.6 Severability............................................29

         SECTION 10.7 Expenses, Etc...........................................29

         SECTION 10.8 Security Interest Absolute..............................30

         SECTION 10.9 Waiver of Jury Trial....................................30

EXHIBIT A   Instruction from Holder to Purchase Contract Agent

EXHIBIT B   Instruction from Purchase Contract Agent to Collateral Agent and
            Securities Intermediary

EXHIBIT C   Instruction from Property Trustee to Collateral Agent and Securities
            Intermediary

EXHIBIT D   Instruction from Holder to Custodial Agent Regarding Remarketing

EXHIBIT E   Instruction from Holder to Custodial Agent Regarding Withdrawal from Remarketing

EXHIBIT F   Instruction from TECO or Trust to Collateral Agent and Securities
            Intermediary

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of January 15, 2002 (this "Agreement"), among TECO Energy, Inc., a Florida corporation ("TECO"), The Bank of New York, a New York banking corporation (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Bank of New York, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Units (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

                  TECO and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there are being issued up to 16,000,000 Units of TECO (18,400,000 if the Underwriters' over-allotment option pursuant to the Underwriting Agreement (as defined in the Trust Agreement) is exercised), having a Stated Amount of $25 per Unit, all of which will initially be Normal Units.

                  Each Normal Unit will be comprised of (a) a stock purchase contract (the "Purchase Contract") under which the Holder will be required to purchase from TECO and TECO will be required to sell to such Holder not later than January 15, 2005 (the "Purchase Contract Settlement Date"), for $25.00, a number of shares of common stock, $1.00 par value per share, of TECO equal to the Settlement Rate (as defined below), and (b) either beneficial ownership of
(x) a Trust Preferred Security (as defined below) or (y) following the remarketing of the Trust Preferred Securities in accordance with the Purchase Contract Agreement and the Remarketing Agreement (as defined below), the appropriate Treasury Consideration.

                  In accordance with the terms of the Purchase Contract Agreement, a Holder of Normal Units may separate the Trust Preferred Securities or the appropriate Treasury Consideration, as applicable, from the related Purchase Contracts by substituting for such Trust Preferred Securities or the appropriate Treasury Consideration, as the case may be, Treasury Securities that will pay in the aggregate an amount equal to the aggregate Stated Amount (as defined below) of such Normal Units. Upon such separation, the Normal Units will become Stripped Units. Each Stripped Unit will be comprised of (a) a Purchase Contract under which the holder will purchase from TECO not later than the Purchase Contract Settlement Date, for $25.00, a number of shares of Common Stock of TECO equal to the Settlement Rate, and (b) a 1/40 undivided beneficial interest in a zero-coupon U.S. Treasury Security (CUSIP No. 912803AB9) maturing on November 15, 2004 that will pay $1,000 on such maturity date (the "Treasury Securities").

                  Pursuant to the terms of the Trust Agreement (as defined below), TECO Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), will issue 16,000,000 (up to 18,400,000 if the Underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised) of its 5.11% Trust Preferred Securities (the "Trust Preferred Securities") and use the proceeds therefrom to purchase from TECO Funding Company II, LLC ("LLC") its preferred securities (the "LLC Preferred Securities") with an aggregate stated liquidation value equal to the aggregate stated liquidation value (the "Stated Amount") of, and with terms similar to those of, the Trust Preferred Securities;

                  Pursuant to the terms of the LLC Agreement (as defined below), the LLC will use the proceeds from the issuance and sale of its LLC Preferred Securities to the Trust and from the issuance and sale of its common securities (the "LLC Common Securities") to TECO to purchase the 5.11% Junior Subordinated Notes due 2007 issued by TECO pursuant to an Indenture, such Notes having an aggregate principal amount equal to the aggregate stated liquidation value of the LLC Preferred Securities and LLC Common Securities combined.

                  Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Trust Preferred Securities, any Treasury Consideration and any Treasury Securities delivered in exchange therefor to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge, the Trust Preferred Securities, any Treasury Consideration and the Treasury Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder.

                  Accordingly, TECO, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. For all purposes of this agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (c) the following terms have the meanings assigned to them in the Purchase Contract Agreement: (i) Act, (ii) Affiliate, (iii) Agent-Purchased Treasury Consideration, (iv) Beneficial Owner, (v) Certificate, (vi) Early Settlement, (vii) Early Settlement Amount, (viii) Failed Remarketing, (ix) Sixth Supplemental Indenture, (x) Holder, (xi) Indenture, (xii) Merger Early Settlement, (xiii) Merger Early Settlement Amount, (xiv) Notes (xv) Normal

Unit, (xvi) Opinion of Counsel, (xvii) Outstanding Securities, (xviii) Payment Date, (xix) Prospectus, (xx) Purchase Price, (xxi) Remarketing Agent, (xxii) Remarketing Agreement, (xxiii) Remarketing Date, (xxiv) Remarketing Fee, (xxv) Remarketing Value, (xxvi) Settlement Rate, (xvii) Stated Amount, (xxviii) Stripped Unit, (xxix) Subsequent Remarketing Date, (xxx) Termination Event,
(xxxi) Treasury Consideration, (xxxii) Underwriting Agreement, and (xxxiii)
Unit.

                  "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Applicable Ownership Interest" shall mean, with respect to Units and the U.S. treasury securities in the Treasury Portfolio, (A) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures on or prior to November 15, 2004 and (B) for each scheduled interest payment date on the Notes after the Special Event Redemption Date, a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security that matures on or prior to such date.

                  "Applicable Principal Amount" shall mean the aggregate principal amount of the Notes corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities (or LLC Preferred Securities or Notes, as the case may be) that are components of the Units on the Special Event Redemption Date.

                  "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

                  "Business Day" means a day on which banks are open for business in New York and Delaware.

                  "Code" has the meaning specified in Section 6.1 hereof.

                  "Collateral" has the meaning specified in Section 2.1 hereof.

                  "Collateral Account" means the securities account maintained at The Bank of New York in the name "The Bank of New York, as Purchase Contract Agent on behalf of the holders of certain securities of TECO Capital Trust II and TECO, Collateral Account subject to the security interest of The Bank of New York, as Collateral Agent, for the benefit of TECO Energy, Inc., as pledgee" and any successor account.

                  "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

                  "Common Stock" has the meaning specified in the Recitals.

                  "Custodial Agent" has the meaning specified in the first paragraph of this Agreement.

                  "Indenture Trustee" means The Bank of New York, a New York banking corporation, in its capacity as trustee under the Indenture (as defined in the Purchase Contract Agreement) until a successor is appointed thereunder, and thereafter means such successor trustee.

                  "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of TECO Funding Company II, LLC dated as of January 15, 2002.

                  "LLC Preferred Security" has the meaning set forth in the LLC Agreement.

                  "Person" means a legal person, including any individual, estate, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

                  "Pledge" has the meaning specified in Section 2.1 hereof.

                  "Pledged Treasury Consideration" has the meaning specified in
Section 2.1 hereof.

                  "Pledged Treasury Securities" has the meaning specified in
Section 2.1 hereof.

                  "Pledged Trust Preferred Securities" has the meaning specified in Section 2.1 hereof.

                  "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Sections 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

                  "Purchase Contract" has the meaning specified in the Recitals.

                  "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

                  "Purchase Contract Agreement" has the meaning specified in the Recitals.

                  "Purchase Contract Settlement Date" has the meaning specified in the Recitals.

                  "Quotation Agent" shall mean any Primary Treasury Dealer selected to act as the quotation agent in connection with a Special Event Redemption.

                  "Redemption Price" has the meaning set forth in the Trust Agreement.

                  "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

                  "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.

                  "Separate Trust Preferred Securities" means any Trust Preferred Securities that are not Pledged Trust Preferred Securities.

                  "Special Event" has the meaning set forth in the Indenture.

                  "Special Event Redemption" means that a Special Event has occurred and is continuing and the Notes have been called for redemption pursuant to the Indenture.

                  "Special Event Redemption Date" shall mean the date specified by TECO on which the Notes are redeemed pursuant to a Special Event Redemption pursuant to the Indenture.

                  "TECO" means TECO Energy, Inc., until a successor shall have become such, and thereafter "TECO" shall mean such successor.

                  "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

                  "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

                  "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

                  (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

                  (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (a) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the Securities Intermediary shall be the securities intermediary and the securities account shall be the Collateral Account.

                  "Treasury Portfolio" shall have the meaning set forth in the Purchase Contract Agreement.

                  "Trust" has the meaning specified in the Recitals.

                  "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of January 15, 2002 among TECO Funding Company II, LLC, as Depositor, and the trustees named therein for the benefit of the holders from time to time of undivided beneficial interests in the assets of the Trust.

                  "Trust Preferred Securities" has the meaning specified in the Recitals.

                  "Units" means the Normal Units and Stripped Units, as the case may be.

                                   ARTICLE II

                         PLEDGE; CONTROL AND PERFECTION

         SECTION 2.1 The Pledge. The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of TECO, as collateral for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holders (a) in (i) the Trust Preferred Securities, Treasury Consideration and Treasury Securities constituting a part of the Units, (ii) any Treasury Securities delivered in exchange for any Trust Preferred Securities or Treasury Consideration, as applicable, in accordance with Section 4.1 hereof, and (iii) any Trust Preferred Securities or Treasury Consideration, as applicable, delivered in exchange for any Treasury Securities in accordance with Section 4.2 hereof, in each case, that have been Transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement; (b) in the Collateral Account and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto; (c) in any LLC Preferred Securities delivered to the Collateral Agent upon the winding up, liquidation or termination of the Trust as provided in Section 6.2; (d) in any Notes delivered to the Collateral Agent upon the occurrence of a winding up, liquidation or termination of the Trust as provided in Section 6.2; and (e) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral"). Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Units, shall cause the Trust Preferred Securities comprising a part of the Normal Units to be Transferred to the Collateral Agent for the benefit of TECO. Such Trust Preferred Securities shall be Transferred by physically delivering the global certificate representing such securities to the Securities Intermediary indorsed in blank and causing the Securities Intermediary to credit the Collateral Account with such securities and sending the Collateral Agent a confirmation of the deposit of such securities. Treasury Securities and Treasury Consideration, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or Treasury Consideration, has been credited to the Collateral Account. For purposes of perfecting the pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of TECO as provided herein.

                  The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Trust Preferred Securities (or any LLC Preferred Securities or any Notes that are delivered pursuant to Section 6.2), Treasury Consideration or Treasury Securities subject to the Pledge, excluding any Trust Preferred Securities (or any LLC Preferred Securities or the Notes that are delivered pursuant to Section 6.2), Treasury Consideration or Treasury Securities released from the Pledge as provided in Sections 4.1 and 4.2, respectively, are hereinafter referred to as "Pledged Trust Preferred Securities," "Pledged Treasury Consideration" or the "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section 2.2, the Holders from time to time shall have full beneficial ownership of the Collateral. Whenever directed by the Collateral Agent acting on behalf of TECO, the Securities Intermediary shall have the right to reregister the Trust Preferred Securities or any other securities held in physical form in its name.

                  Except as may be required in order to release Trust Preferred Securities or Treasury Consideration, as applicable, in connection with a Holder's election to convert its investment from a Normal Unit to a Stripped Unit, or except as otherwise required to release Trust Preferred Securities as specified herein, neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Trust Preferred Security prior to the termination of this Agreement. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Trust Preferred Securities evidenced thereby from the Pledge, the Securities Intermediary shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Trust Preferred Securities remaining subject to the Pledge hereunder registered to it or endorsed in blank within fifteen days of the date it relinquished possession. The Securities Intermediary shall promptly notify TECO and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

         SECTION 2.2 Control and Perfection. (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8 -102(a)(8) of the Code) that the Collateral Agent may deliver upon the written direction of TECO with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. In the event the Securities Intermediary receives from the Holders or the Purchase Contract Agent entitlement orders which conflict with entitlement orders received from the Collateral Agent, the Securities Intermediary shall follow the entitlement orders received from the Collateral Agent. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, assign, or otherwise deliver the Trust Preferred Securities, the Treasury Consideration, the Treasury Securities, and any Security Entitlements with respect thereto or sell, liquidate or dispose of such assets through a broker designated by TECO, and to pay and deliver any income, proceeds or other funds derived therefrom to TECO. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of TECO, to, upon written direction of TECO, itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of TECO and shall act as directed in writing by TECO. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed in writing by TECO.

                  (b) The Securities Intermediary hereby confirms and agrees that: (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, or its nominee, indorsed to the Securities Intermediary, or its nominee, or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, TECO or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, TECO or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; (ii) all property delivered to the Securities Intermediary pursuant to this Pledge Agreement (including, without limitation, any Trust Preferred Securities, the Treasury Consideration or Treasury Securities) will be promptly credited to the Collateral Account; (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account; (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8 -102(a)(8) of the Code) of such other person; and (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with TECO, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2.

                  (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

                  (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                  (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and TECO, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent, Securities Intermediary or Purchase Contract Agent be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection of any Security Interest hereunder.

                  (f) As soon as practicable after the date of initial issuance of the Units, TECO shall file in the Office of the Secretary of the State of New York, a financing statement signed by the Purchase Contract Agent, as attorney-in-fact for the Holders, as debtors, and the Collateral Agent, describing the Collateral.

                  (g) The parties hereto confirm and agree that in order for the Holder of a Normal Unit to effect in accordance with the terms and conditions of the Trust Agreement a withdrawal of any LLC Preferred Security corresponding to any Trust Preferred Security, such Trust Preferred Security must first have been released from or otherwise not be subject to the Pledge, whether so released through creation of a Stripped Unit under Section 4.1 hereof or otherwise released from or made not subject to the Pledge.

                                  ARTICLE III

                       DISTRIBUTIONS ON PLEDGED COLLATERAL

                  So long as the Purchase Contract Agent is the registered owner of the Pledged Trust Preferred Securities or Pledged Treasury Consideration, it shall receive all payments thereon. If the Pledged Trust Preferred Securities are reregistered, such that the Collateral Agent becomes the registered holder, all payments of the Stated Amount of or cash distributions on the Pledged Trust Preferred Securities and all payments of the principal of, or cash distributions on, any Pledged Treasury Consideration or Pledged Treasury Securities, that are received by the Collateral Agent and that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

                  (i) In the case of (A) quarterly cash distributions on Normal Units which include Pledged Trust Preferred Securities or Pledged Treasury Consideration and (B) any payments with respect to any Trust Preferred Securities or Treasury Consideration, as the case may be, that have been released from the Pledge pursuant to Section 4.3, to the Purchase Contract Agent, for the benefit of the relevant Holders of the Normal Units, to the account designated by the Purchase Contract Agent for such purpose, no later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day);

                  (ii) In the case of any payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4.3, to the Holders of the Stripped Units to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the

         Collateral Agent on a day that is not a Business Day or after 10:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

                  (iii) In the case of payments in respect of any Pledged Trust Preferred Securities, Pledged Treasury Consideration or Pledged Treasury Securities, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, to TECO on the Purchase Contract Settlement Date in accordance with the procedure set forth in Section 4.5(a) or 4.5(b), in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.

                  All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the Stated Amount on account of any Trust Preferred Security or principal of any Treasury Consideration, as applicable, that, at the time of such payment, is a Pledged Trust Preferred Security or Pledged Treasury Consideration, as the case may be, or a Holder of a Stripped Unit shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of TECO (and promptly deliver the same over to TECO) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of Stated Amount or principal so received.

                                   ARTICLE IV

                       SUBSTITUTION, RELEASE, REPLEDGE AND
                        SETTLEMENT OF PLEDGED SECURITIES

         SECTION 4.1 Creation of Stripped Units. So long as no Special Event Redemption shall have occurred, then at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date:

                  (a) A Holder of Normal Units shall have the right to substitute Treasury Securities for the Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, securing such Holder's obligations under the Purchase Contracts comprising a part of such Normal Units, in integral multiples of 40 Normal Units (or, after a remarketing of the Trust Preferred Securities, in integral multiples of Normal Units such that Treasury Securities to be deposited and the applicable Treasury Consideration to be released are in integral multiples of $1,000) by:

                           (i) Transferring to the Securities Intermediary for
credit to the Collateral Account Treasury Securities, having an aggregate principal amount equal to the aggregate Stated Amount of such Normal Units;

                           (ii) delivering such Normal Units to the Purchase
Contract Agent; and

                           (iii) delivering to the Purchase Contract Agent a
written notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Treasury Securities to the Securities Intermediary for the benefit of the Collateral Agent pursuant to clause (i) above (stating the principal amount, the maturities and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and (B) requesting that the Purchase Contract Agent instruct the Securities Intermediary to release from the Pledge the Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, related to such Normal Units and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for distribution to the Holder.

                  (b) Upon confirmation that such Treasury Securities have been credited to the Collateral Account and notice from the Holder, the Purchase Contract Agent shall promptly deliver a written notice to the Collateral Agent and the Securities Intermediary, substantially in the form of Exhibit B hereto, requesting that the Collateral Agent cause the Securities Intermediary to promptly release from the Pledge such Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for distribution to the Holder.

                  (c) Upon receipt of such Treasury Securities and the notice from the Purchase Contract Agent, the Collateral Agent shall cause the Securities Intermediary to promptly release from the Pledge the Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for the distribution to the Holder.

         SECTION 4.2 Reestablishment of Normal Units. So long as no Special Event Redemption shall have occurred, then at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date:

                  (a) A Holder of Stripped Units shall have the right to reestablish Normal Units, consisting of the Purchase Contracts and Trust Preferred Securities, in integral multiples of 40 Normal Units (or after a remarketing of the Trust Preferred Securities pursuant to the Purchase Contract Agreement, consisting of the Purchase Contracts and the appropriate Treasury Consideration (identified and calculated by reference to the Treasury Consideration then comprising Normal Units) in integral multiples of Stripped Units such that the Treasury Consideration to be deposited and the Treasury Securities to be released are in integral multiples of $1,000) by:

                           (i) Transferring to the Securities Intermediary for
credit to the Collateral Account the number of Trust Preferred Securities or the appropriate aggregate principal amount of Treasury Consideration then comprising the Normal Units, as the case may be, in a liquidation amount or an aggregate principal amount equal to the value of the Pledged Treasury Securities to be released; and

                           (ii) delivering such Stripped Units to the Purchase
Contract Agent; and

                           (iii) delivering to the Purchase Contract Agent a
written notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Trust

Preferred Securities or Treasury Consideration to the Securities Intermediary for the benefit of the Collateral Agent pursuant clause (i) above and (B) requesting that the Purchase Contract Agent instruct the Securities Intermediary to release from the Pledge the Pledged Treasury Securities related to such Stripped Units, and Transfer the same, free and clear of any lien, claim or encumbrance, to the Purchase Contract Agent for distribution to the Holder.

                  (b) Upon confirmation that such Trust Preferred Securities or Treasury Consideration have been credited to the Collateral Account and notice from the Holder, the Purchase Contract Agent shall promptly deliver a written notice to the Collateral Agent and the Securities Intermediary, substantially in the form of Exhibit B hereto, requesting that the Collateral Agent cause the Securities Intermediary to promptly release from the Pledge such Treasury Securities and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for distribution to the Holder.

                  (c) Upon receipt of such Trust Preferred Securities or Treasury Consideration, as the case may be, and the notice from the Purchase Contract Agent, the Collateral Agent shall cause the Securities Intermediary to promptly release from the Pledge the Pledged Treasury Securities and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for distribution to such Holder.

         SECTION 4.3 Termination Event. Upon receipt by the Collateral Agent of written notice from TECO or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer all Pledged Trust Preferred Securities, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of the Holders of the Normal Units and the Stripped Units, respectively, free and clear of any lien, pledge or encumbrance.

                  If such Termination Event shall result from TECO's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to release and Transfer all Pledged Trust Preferred Securities, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of TECO's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten calendar days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten calendar days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to release and Transfer all Pledged Trust Preferred Securities, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen calendar days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of TECO's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to release and transfer all Pledged Trust Preferred Securities, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding like that described in clause (i)(z) hereof within ten calendar days after the occurrence of such Termination Event.

         SECTION 4.4 Early Settlement; Merger Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Units have elected to effect Early Settlement or Merger Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement or Merger Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to TECO as confirmed in writing by TECO, the related Early Settlement Amounts or Merger Early Settlement Amounts, as the case may be, pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement, and that all conditions to such Early Settlement or Merger Early Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, in the case of a Holder of Normal Units or (b) Pledged Treasury Securities, in the case of a Holder of Stripped Units, relating to such Purchase Contracts as to which such Holders have elected to effect Early Settlement or Merger Early Settlement, and shall Transfer all such Pledged Trust Preferred Securities, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of the Holders.

         SECTION 4.5 Remarketing; Application of Proceeds; Settlement. (a) Pursuant to the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 3:00 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date or any Subsequent Remarketing Date, as the case may be, the Remarketing Agent and the Collateral Agent of the aggregate number of Trust Preferred Securities comprising part of Normal Units to be remarketed. The Collateral Agent shall deliver, by 10:00 a.m., New York City time, on the first Business Day immediately preceding the Remarketing Date or any Subsequent Remarketing Date, as the case may be: (i) the Pledged Trust Preferred Securities to be remarketed to the Remarketing Agent for remarketing, without any instruction from Holders of Normal Units, and (ii) upon (a) written notice, pursuant to the Purchase Contract Agreement, from such Holders that have elected to not participate in the remarketing and (b) the delivery by such Holders of the Opt-out Treasury Consideration to the Collateral Agent (in substitution for such previously Pledged Trust Preferred Securities the remaining Pledged Trust Preferred Securities), the remaining Pledged Trust Preferred Securities to the Purchase Contract Agent for distribution to such Holders. The Remarketing Agent will deliver the Agent-Purchased Treasury Consideration (as defined in the Purchase Contract Agreement) purchased from the proceeds of the remarketing to the Purchase Contract Agent, which shall thereupon deliver such Agent-Purchased Treasury Consideration to the Collateral Agent. Upon receipt of the Agent-Purchased Treasury Consideration from the Purchase Contract Agent following a successful remarketing, the Collateral Agent, for the benefit of TECO, shall thereupon deposit such Treasury Consideration into the Collateral Account to secure such Holders' obligations under the Purchase Contracts. On the Purchase Contract Settlement Date, the Collateral Agent shall apply that portion of the payments received in respect of the Pledged Treasury Consideration equal to the aggregate Stated Amount of the related Normal Units to satisfy in full the obligations of such Holders of Normal Units to pay the Purchase Price under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be distributed by the Collateral Agent to the Purchase Contract Agent for prompt payment to such Holders.

                  Within three Business Days following a Failed Remarketing, the Trust Preferred Securities delivered to the Remarketing Agent and the Purchase Contract Agent pursuant to Section 4.5(a) shall be returned to the Collateral Agent, together with written notice from the Remarketing Agent of the Failed Remarketing. The Collateral Agent, for the benefit of TECO, shall thereupon deposit such Trust Preferred Securities into the Collateral Account, to secure the Normal Units Holders' obligations under the Purchase Contracts. The Remarketing Agent may make one or more attempts to remarket the Trust Preferred Securities in accordance with the procedures set forth in the Purchase Contract Agreement and the Remarketing Agreement between the Remarketing Date and the Purchase Contract Settlement Date, provided that the requirements of Section 5.2(b)(ii) of the Purchase Contract Agreement have been met. If by the Purchase Contract Settlement Date the Remarketing Agent has failed to remarket the Trust Preferred Securities at 100.25% of the Remarketing Value (as described in the Purchase Contract Agreement), the Remarketing Agent shall advise the Collateral Agent in writing that it cannot remarket the related Pledged Trust Preferred Securities of such Holders of Normal Units. The Collateral Agent, for the benefit of TECO will, at the written direction of TECO, retain or dispose of the Pledged Trust Preferred Securities in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holders' obligations to pay the Purchase Price for the Common Stock; provided, that if upon a Failed Remarketing, the Collateral Agent exercises such rights for the benefit of TECO with respect to such Trust Preferred Securities, any accumulated and unpaid distributions on such Trust Preferred Securities will become payable by TECO to the Purchase Contract Agent for payment to the Holder of the Normal Units to which such Trust Preferred Securities relates in accordance with the Purchase Contract Agreement.

                  (b) In the event a Holder of Stripped Units has not made an Early Settlement or Merger Early Settlement of the Purchase Contracts underlying its Stripped Units, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the payments received in respect of the related Pledged Treasury Securities. Without receiving any instruction from any such Holder of Stripped Units, the Collateral Agent shall apply such payments to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date. In the event the payments received in respect of the related Pledged Treasury Securities are in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall promptly distribute such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.

                  (c) Pursuant to the Remarketing Agreement, on or prior to 10 a.m. on the fourth Business Day immediately preceding the Remarketing Date, but no earlier than the Payment Date immediately preceding the Remarketing Date, holders of Separate Trust Preferred Securities may elect to have their Separate Trust Preferred Securities remarketed by delivering their Separate Trust Preferred Securities, together with a notice of such election, substantially in the form of Exhibit D hereto, to the Custodial Agent. The Custodial Agent will hold such Separate Trust Preferred Securities in an account separate from the Collateral Account. A holder of Separate Trust Preferred Securities electing to have its Separate Trust Preferred Securities remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit E hereto, on or prior to the second Business Day immediately preceding the Remarketing Date and any Subsequent Remarketing Date, upon which notice the Custodial Agent will return such Separate Trust Preferred Securities to such holder. On the first Business Day immediately preceding the Remarketing Date, by 10:00 a.m., New York City time, the Custodial Agent shall notify the Remarketing Agent of the number of such Separate Trust Preferred Securities to be remarketed, and, as promptly as reasonably practicable thereafter on the same date, the Custodial Agent will deliver to the Remarketing Agent for remarketing all Separate Trust Preferred Securities delivered (and not withdrawn) to the Custodial Agent pursuant to this Section 4.5(c). The portion of the proceeds from such remarketing equal to the amount calculated in respect of such Separate Trust Preferred Securities as set forth in Section 5.2(b) of the Purchase Contract Agreement will automatically be remitted promptly by the Remarketing Agent to the Custodial Agent for the benefit of the holders of such Separate Trust Preferred Securities. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds of such remarketing, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders. If, despite using its reasonable best efforts, the Remarketing Agent advises the Custodial Agent in writing that there has been a Failed Remarketing, the Remarketing Agent will promptly return such Trust Preferred Securities to the Custodial Agent for redelivery to such holders. In the event of a dissolution of the Trust and the distribution of the LLC Preferred Securities or Notes, as the case may be, as described in the Trust Agreement, all references to "Separate Trust Preferred Securities" in this Section 4.5(c) shall be deemed to be references to LLC Preferred Securities or Notes, as the case may be, which are not pledged hereunder or required to be part of the Collateral.

                  (d) With respect to any Separate Trust Preferred Security accepted for remarketing under Section 4.5(c) hereof and the Remarketing Agreement and not validly released thereunder from participation in such remarketing, the Holder thereof hereby confirms, agrees and acknowledges that such Holder shall have affirmatively waived during the time that the Trust Preferred Security is subject to the remarketing such Holder's right to withdraw any LLC Preferred Security corresponding to such Trust Preferred Security.

                  (e) Notwithstanding the foregoing Section 4.5(c), the parties hereto confirm, agree and acknowledge that with respect to any Separate Trust Preferred Security for which the Holder thereof has submitted to the Property Trustee and not validly revoked in accordance with the Trust Agreement, a request to withdraw any LLC Preferred Security corresponding to such Trust Preferred Security, the Holder of such Separate Trust Preferred Security may not elect to have such Separate Trust Preferred Security remarketed.

                                   ARTICLE V

                   VOTING RIGHTS -- TRUST PREFERRED SECURITIES

                  The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Trust Preferred Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of TECO, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Trust Preferred Securities; and provided, further, that the Purchase Contract Agent shall give TECO and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Trust Preferred Securities, including notice of any meeting at which holders of Trust Preferred Securities are entitled to vote or solicitation of consents, waivers or proxies of holders of Trust Preferred Securities, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Trust Preferred Securities (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Trust Preferred Securities.

                                   ARTICLE VI

   RIGHTS AND REMEDIES; DISTRIBUTION OF THE SUBORDINATED NOTES; SPECIAL EVENT
                                   REDEMPTION

         SECTION 6.1 Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Trust Preferred Securities or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Trust Preferred Securities or other Collateral in one or more public or private sales at the written direction of TECO.

                  (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to TECO on account of any Pledged Treasury Consideration or Pledged Treasury Securities as provided in Article III hereof in satisfaction of the obligations of the Holder of the Units of which such Pledged Treasury Consideration or Pledged Treasury Securities, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities or such Pledged Treasury Consideration, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

                  (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the Stated Amount of, or cash distributions on, the Pledged Trust Preferred Securities, or
(ii) the principal amount of the Pledged Treasury Consideration or Pledged Treasury Securities, subject, in each case, to the provisions of Article III, and as otherwise granted herein.

                  (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Units, agrees that, from time to time, upon the written request of TECO or the Collateral Agent (acting upon the written request of TECO), the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as TECO or the Collateral Agent (acting upon the written request of TECO) may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by TECO or the Collateral Agent (acting upon the written request of TECO) hereunder, except for liability for its own negligent act, its own negligent failure to act, its bad faith or its own willful misconduct.

         SECTION 6.2 Distribution of the LLC Preferred Securities or the Notes. Upon the occurrence of a dissolution of the Trust and satisfaction of the liabilities to creditors of the Trust, if any, (a) if the LLC shall not have been dissolved, liquidated or terminated, a stated liquidation amount of the LLC Preferred Securities constituting the assets of the Trust and underlying the Trust Preferred Securities equal to the aggregate Stated Amount of the Pledged Trust Preferred Securities shall be delivered to the Collateral Agent in exchange for the Pledged Trust Preferred Securities, or (b) if the LLC shall have been dissolved, liquidated or terminated, a principal amount of the Notes constituting the assets of the Trust and underlying the Trust Preferred Securities equal to the aggregate Stated Amount of the Pledged Trust Preferred Securities shall be delivered to the Collateral Agent in exchange for the Pledged Trust Preferred Securities. In the event the Collateral Agent receives such LLC Preferred Securities or Notes, as the case may be, in respect of Pledged Trust Preferred Securities upon the occurrence of a dissolution of the Trust, the Collateral Agent shall Transfer such LLC Preferred Securities or Notes, as the case may be, to the Collateral Account in the manner specified herein (including, without limitation, physical delivery thereof as set forth in Section 2.1) in exchange for Pledged Trust Preferred Securities to secure the obligations of the Holders of Normal Units to purchase TECO's Common Stock under the related Purchase Contracts. Thereafter, the Collateral Agent shall have such security interests, rights and obligations with respect to such LLC Preferred Securities or Notes, as the case may be, as it had in respect of the Pledged Trust Preferred Securities as provided in Articles II, III, IV, V and VI hereof, and any reference herein (a) to the Trust Preferred Securities or Pledged Trust Preferred Securities shall be deemed to be referring to such LLC Preferred Securities or Notes, as appropriate, and (b) to the Trust, in the case of a dissolution, liquidation or termination of the Trust but not of the LLC, shall be deemed to be referring to the LLC.

         SECTION 6.3 Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Trust Preferred Securities or Treasury Consideration, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

         SECTION 6.4 Special Event Redemption.

                  (a) Special Event Redemption Prior to the Purchase Contract Settlement Date. Upon the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date:

                           (i) the Property Trustee (or, if the Trust shall have
been dissolved, the LLC, or if the Trust and LLC shall have been dissolved, the Indenture Trustee) shall cause the Redemption Price payable on the Special Event Redemption Date with respect to the Applicable Principal Amount to be deposited into the Collateral Account by federal funds check or wire transfer of immediately available funds and shall notify the Collateral Agent and the Securities Intermediary immediately in writing of such deposit;

                           (ii) the Property Trustee (or, if the Trust shall
have been dissolved, the LLC, or if the Trust and LLC shall have been dissolved, the Indenture Trustee) shall deliver to the Collateral Agent and the Securities Intermediary a written notice, substantially in the form of Exhibit C hereto, requesting that the Collateral Agent cause the Securities Intermediary to present the Pledged Trust Preferred Securities to be redeemed by the Trust by having the Collateral Agent cause the Securities Intermediary to release them from the Pledge and to deliver them to the Property Trustee, upon receipt of the funds as set forth in clause (a)(i) of this Section 6.4; and

                           (iii) upon confirmation of the deposit of such funds
and following written instructions from TECO or the Trust, substantially in the form of Exhibit F, the Collateral Agent shall cause the Securities Intermediary to: (1) release from the Pledge all the Pledged Trust Preferred Securities; (2) Transfer such Pledged Trust Preferred Securities to the Purchase Contract Agent for distribution to the Holders of Normal Units; (3) apply an amount equal to the redemption amount of such Redemption Price to purchase the Treasury Portfolio from the Quotation Agent; (4) credit such Treasury Portfolio to the Collateral Account and (5) promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Normal Units, free and clear of any lien, pledge or encumbrance;

         provided that:

                  (x) following the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Normal Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest of the Treasury Portfolio as the Holders of Normal Units and the Collateral Agent had in respect of the Trust Preferred Securities or the Treasury Consideration, as the case may be, subject to the Pledge thereof as provided herein, and any references herein to the Trust Preferred Securities shall be deemed to be references to such Treasury Portfolio; and

                  (y) TECO may cause to be made in any Normal Units Certificates thereafter to be issued such change in form (but not in substance) as may be appropriate to reflect the winding up, liquidation and termination or dissolution of the Trust and the substitution of the Applicable Ownership Interest of the Treasury Portfolio for Trust Preferred Securities as Collateral.

                  (b) Creation of Stripped Units On or After a Special Event Redemption Prior to the Purchase Contract Settlement Date. If a Special Event Redemption has occurred and the Treasury Portfolio has become a component of the Normal Units, then any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date:

                           (i) A Holder of Normal Units shall have the right to
substitute Treasury Securities for its Applicable Ownership Interest of the Treasury Portfolio, securing such Holder's obligations under the Purchase Contracts comprising a part of such Normal Units, in integral multiples of 40 Normal Units (or, after a remarketing of the Trust Preferred Securities, in integral multiples of Normal Units such that Treasury Securities to be deposited and the applicable Treasury Consideration to be released are in integral multiples of $1,000) by:

                                   (A) Transferring to the Securities
Intermediary for credit to the Collateral Account Treasury Securities, having an aggregate principal amount equal to its Applicable Ownership Interest of the Treasury Portfolio;

                                   (B) delivering such Normal Units to the
Purchase Contract Agent; and

                                   (C) delivering to the Purchase Contract Agent
a written notice, substantially in the form of Exhibit A hereto, (I) stating that such Holder has Transferred Treasury Securities to the Securities Intermediary for the benefit of the Collateral Agent pursuant to clause (A) above (stating the principal amount, the maturities and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and (II) requesting that the Purchase Contract Agent instruct the Securities Intermediary to release from the Pledge such Applicable Ownership Interest of the Treasury Portfolio and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for distribution to the Holder.

                           (ii) Upon confirmation that such Treasury Securities
have been credited to the Collateral Account and notice from the Holder, the Purchase Contract Agent shall promptly deliver a written notice to the Collateral Agent and the Securities Intermediary, substantially in the form of Exhibit B hereto, requesting that the Collateral Agent cause the Securities Intermediary to promptly release from the Pledge such Applicable Ownership Interest of the Treasury Portfolio and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for distribution to the Holder.

                           (iii) Upon receipt of such Treasury Securities and
the notice from the Purchase Contract Agent, the Collateral Agent shall cause the Securities Intermediary to promptly release from the Pledge the Applicable Ownership Interest of the Treasury Portfolio and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for the distribution to the Holder.

                  (c) Reestablishment of Normal Units on or after a Special Event Redemption. If a Special Event Redemption has occurred and the Treasury Portfolio has become a component of the Normal Units, then at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date:

                           (i) A Holder of Stripped Units shall have the right
to reestablish Normal Units, consisting of the Purchase Contracts and the Treasury Portfolio, in integral multiples of 40 Normal Units, by:

                                   (A) Transferring to the Securities
Intermediary for credit to the Collateral Account an Applicable Ownership Interest of the Treasury Portfolio equal to the value of the Pledged Treasury Securities to be released;

                                   (B) delivering the Stripped Units to the
Purchase Contract Agent; and

                                   (C) delivering to the Purchase Contract Agent
a written notice, substantially in the form of Exhibit A hereto; (I) stating that such Holder has Transferred such Applicable Ownership Interest to the Securities Intermediary for benefit of the Collateral Agent pursuant to clause
(A) above and (II) requesting that that the Purchase Contract Agent instruct the Securities Intermediary to release from the Pledge the Pledged Treasury Securities related to such Stripped Units and Transfer the same, free and clear of any liens, claims and encumbrances, to the Purchase Contract Agent for distribution to the Holder.

                           (ii) Upon confirmation that such Applicable Ownership
Interest of the Treasury Portfolio has been credited to the Collateral Account and notice from the Holder, the Purchase Contract Agent shall promptly deliver a written notice to the Collateral Agent and the Securities Intermediary, substantially in the form of Exhibit B hereto, requesting that the Collateral Agent cause the Securities Intermediary to promptly release from the Pledge such Treasury Securities and Transfer the same, free and clear of any lien, pledge or encumbrance, to the Purchase Contract Agent for distribution to the Holder.

                           (iii) Upon receipt of such Applicable Ownership
Interest of the Treasury Portfolio and notice from the Purchase Contract Agent, the Collateral Agent shall cause the Securities Intermediary to promptly release from the Pledge such Pledged Treasury Securities and Transfer the same, free and clear of any liens, pledges or encumbrances, to the Purchase Contract Agent for distribution to such Holder.

                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

         SECTION 7.1 Representations and Warranties. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

                  (a) such Holder has the power to grant a security interest in and lien on the Collateral;

                  (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1 hereof;

                  (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of TECO, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

                  (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

         SECTION 7.2 Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

                  (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

                  (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Units.

                                  ARTICLE VIII

        THE COLLATERAL AGENT, CUSTODIAL AGENT AND SECURITIES INTERMEDIARY

         SECTION 8.1 Appointment, Powers and Immunities. The Collateral Agent shall act as Agent for TECO hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units, the Trust Preferred Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Units, the Trust Preferred Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by TECO or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence, bad faith or willful misconduct; and
(e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Trust Preferred Securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

                  No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral or for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, arising in connection with this Agreement, whether or not the likelihood of such loss or damage was known to the Collateral Agent, Custodial Agent, or the Securities Intermediary. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

                  The Collateral Agent, Custodial Agent and Securities Intermediary shall have no liability whatsoever for the action or inaction of the Book-Entry System or any Clearing Corporation. In no event shall the Book-Entry System or any Clearing Corporation be deemed an agent or subcustodian of the Collateral Agent, Custodial Agent and Securities Intermediary. The Collateral Agent, Custodial Agent and Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, labor disputes, acts of civil or military authority or governmental actions.

         SECTION 8.2 Instructions of TECO. TECO shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the

Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall receive indemnity satisfactory to it as provided herein. Nothing in this Section
8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         SECTION 8.3 Reliance by Agent. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, facsimile, e-mail or similar electronic means) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon opinions, advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by TECO in accordance with this Agreement.

         SECTION 8.4 Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to TECO) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Units and any holder of Separate Trust Preferred Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Units or any holder of Separate Trust Preferred Securities without having to account for the same to TECO; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with TECO that it shall not accept, receive or permit there to be created in favor of itself (and waives any right of set-off or banker's lien with respect to) and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

         SECTION 8.5 Non-Reliance on Collateral Agent. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Purchase Contract Agreement, the Units, the Trust Preferred Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide TECO or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Units or any holder of Separate Trust Preferred Securities (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

         SECTION 8.6 Compensation and Indemnity. TECO agrees: (i) to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between TECO and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify TECO of any third party claim which may give rise to the indemnity hereunder and give TECO the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of TECO, which consent shall not be unreasonably withheld.

         SECTION 8.7 Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to TECO and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or (ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable expense which the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without bad faith, willful misconduct or negligence. The Collateral Agent, the Custodial Agent or the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         SECTION 8.8 Resignation of Collateral Agent, Custodial Agent or Securities Intermediary. Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below, (a) the Collateral Agent, the Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to TECO and the Purchase Contract Agent as attorney-in-fact for the Holders of Units, (b) the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed at any time by TECO and (c) if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify TECO of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, TECO shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may at TECO's expense petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Section 8.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.

         SECTION 8.9 Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the

Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the opinion or advice of, such agents or advisors selected in good faith. The appointment of agents (other than legal counsel) pursuant to this
Section 8.9 shall be subject to prior consent of TECO, which consent shall not be unreasonably withheld.

         SECTION 8.10 Survival. The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

         SECTION 8.11 Exculpation. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to negligence, bad faith or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                                   ARTICLE IX

                                    AMENDMENT

         SECTION 9.1 Amendment without Consent of Holders. Without the consent of any Holders or the holders of any Separate Trust Preferred Securities, TECO, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to TECO, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

                  (1) to evidence the succession of another Person to TECO, and the assumption by any such successor of the covenants of TECO; or

                  (2) to add to the covenants of TECO for the benefit of the Holders, or to surrender any right or power herein conferred upon TECO so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                  (3) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

                  (4) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

         SECTION 9.2 Amendment with Consent of Holders. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to TECO, the Purchase Contract Agent or the Collateral Agent, as the case may be, TECO, when duly authorized, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security adversely affected thereby,

                  (1) change the amount or type of Collateral underlying a Security (except for the rights of holders of Normal Units to substitute the Treasury Securities for the Pledged Trust Preferred Securities or the Pledged Treasury Consideration, as the case may be, or the rights of Holders of Stripped Units to substitute Trust Preferred Securities or the appropriate Treasury Consideration, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (3) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3 Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel and Officers' Certificate stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

         SECTION 9.4 Effect of Amendments. Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

         SECTION 9.5 Reference to Amendments. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If TECO shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Purchase Contract Agent and TECO, to any such amendment may be prepared and executed by TECO and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for outstanding Certificates.

                                   ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 No Waiver. No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         SECTION 10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

         SECTION 10.3 Notices. Unless otherwise stated herein, all notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at its name and address below or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

                  TECO Energy, Inc.
                  TECO Plaza
                  702 North Franklin Street
                  Tampa, Florida  33602
                  Attention:  Secretary
                  Telecopy:  (813) 228-1328

                  The Bank of New York
                  101 Barclay Street, 21st Floor West
                  New York, New York  10286
                  Attention:  Corporate Trust Administration
                  Telecopy:  (212) 896-7298

         SECTION 10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of TECO, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent. TECO shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless the entity formed by such consolidation or into which TECO is merged or the entity which acquires by conveyance or transfer the properties and assets of TECO substantially as an entirety shall expressly assume this Agreement and TECO's obligations hereunder.

         SECTION 10.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 10.6 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7 Expenses, Etc. TECO agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for: (a) all reasonable costs and expenses of the Collateral Agent, the Securities Intermediary and the Custodial Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Securities Intermediary and the Custodial Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;
(b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with
(i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         SECTION 10.8 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                  (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

         SECTION 10.9 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        TECO ENERGY, INC.



                                        By:  /s/ Sandra W. Callahan
                                             ---------------------------------
                                             Name:  Sandra W. Callahan
                                             Title: Vice President - Treasurer


                                        THE BANK OF NEW YORK,
                                        as Collateral Agent, Custodial Agent and as Securities Intermediary



                                        By: /s/ Mary LaGumina
                                            ----------------------------------
                                            Name:  Mary LaGumina
                                            Title:  Vice President

                                        THE BANK OF NEW YORK, as
                                        Purchase Contract Agent


                                        By: /s/ Mary LaGumina
                                            ----------------------------------
                                            Name:  Mary LaGumina
                                            Title:   Vice President

                                                                       EXHIBIT A

               INSTRUCTION FROM HOLDER TO PURCHASE CONTRACT AGENT

   PURSUANT TO SECTION 4.1(a)(iii), 4.2(a)(iii), 6.4(b)(i)(C) or 6.4(c)(i)(C)


The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

                           Re: 9.50% Equity Security Units of TECO Energy, Inc.
                               and TECO Capital Trust II

                  The undersigned Holder hereby notifies you that, pursuant to Section ___ of the Pledge Agreement, dated as of January 15, 2002 (the "Pledge Agreement"), among TECO Energy, Inc. (the "Company"), The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent") and The Bank of New York, as Collateral Agent (the "Collateral Agent"), Securities Intermediary (the "Securities Intermediary") and Custodial Agent, it has delivered to the Securities Intermediary for credit to the Collateral Account [$_______ aggregate principal amount of Treasury Securities (CUSIP No. 912803AB9)][$_______ aggregate stated liquidation amount of Trust Preferred Securities][$_____ principal amount of Treasury Consideration (CUSIP No. 912803AB9)][$__ aggregate principal amount of Notes][the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be] [$_______ aggregate principal amount of Notes] in exchange for the related [Pledged Trust Preferred Securities][Pledged Treasury Consideration] [Pledged Treasury Securities] [the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio][$___ in aggregate principal amount of Pledged Treasury Securities, in integral multiples of 40 Stripped Units] held by the Securities Intermediary in the Collateral Account for the Collateral Agent, in accordance the Pledge Agreement.

                  The undersigned Holder hereby instructs you, as Purchase Contract Agent, to instruct the Securities Intermediary to release to you on behalf of the undersigned Holder the [Pledged Trust Preferred Securities][Pledged Treasury Consideration] [Pledged Treasury Securities][appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio][Pledged Trust Securities] related to such [Normal Units] [Stripped Units].

         Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:______________________

                                     Signature Guarantee: ______________________

Please print name and address of Registered Holder:


     ______________________________        ___________________________________
                  Name                     Social Security or other Taxpayer
     ______________________________          Identification Number, if any
                 Address
     ______________________________
     ______________________________

                                                                       EXHIBIT B


                   INSTRUCTION FROM PURCHASE CONTRACT AGENT TO

                  COLLATERAL AGENT AND SECURITIES INTERMEDIARY

          PURSUANT TO SECTION 4.1(b), 4.2(b), 6.4(b)(ii) or 6.4(c)(ii)


The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

                           Re: 9.50% Equity Security Units of TECO Energy, Inc.
                               and TECO Capital Trust II

                  We hereby notify you in accordance with Section ____ of the Pledge Agreement, dated as of January 15, 2002, (the "Pledge Agreement") among TECO Energy, Inc. (the "Company"), The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Normal Units] [Stripped Units ] from time to time, that the holder of securities listed below (the "Holder") has elected to substitute [$_______ aggregate principal amount of Treasury Securities (CUSIP No. 912803AB9)][$_______ aggregate stated liquidation amount of Trust Preferred Securities][$_____ principal amount of Treasury
Consideration (CUSIP No. 912803AB9)][$__ aggregate principal amount of Notes][the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be] [$_______ aggregate principal amount of Notes] in exchange for the related [Pledged Trust Preferred Securities][Pledged Treasury Consideration] [Pledged Treasury Securities] [the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio][$___ in aggregate principal amount of Pledged Treasury Securities, in integral multiples of 40 Stripped Units] held by the Securities Intermediary in the Collateral Account (as defined in the Pledge Agreement) in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Trust Preferred Securities or the Treasury Consideration] to the Securities Intermediary, for the benefit of the Collateral Agent.

                  We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Trust Preferred Securities or Pledged Treasury Consideration][such Applicable Ownership Interest], to release the [Trust Preferred Securities or the Treasury Consideration] [Treasury Securities] related to such [Normal Units] [Stripped Units] to us in accordance with the Holder's instructions.

                  Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:______________________                 THE BANK OF NEW YORK, as Purchase
                                            Contract Agent and not in its
                                            individual capacity

                                            By:   _________________________

                                            Title:_________________________

                  Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Trust Preferred Securities or Treasury Consideration] for the [Pledged Trust Preferred Securities or the Pledged Treasury Consideration] [Pledged Treasury Securities]:


      ______________________________         ___________________________________
                   Name                       Social Security or other Taxpayer
      ______________________________            Identification Number, if any
                  Address
      ______________________________
      ______________________________

                                                                       EXHIBIT C


                      INSTRUCTION FROM PROPERTY TRUSTEE TO

                  COLLATERAL AGENT AND SECURITIES INTERMEDIARY

                         PURSUANT TO SECTION 6.4(a)(ii)


The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

                           Re: 9.50% Equity Security Units of TECO Energy, Inc.
                               and TECO Capital Trust II

                  We hereby notify you in accordance with Section 6.4(a)(ii) of the Pledge Agreement, dated as of January 15, 2002, (the "Pledge Agreement") among TECO Energy, Inc. (the "Company"), The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Normal Units] from time to time, that the [Property Trustee][Indenture Trustee] [LLC] has caused the Redemption Price payable on a Special Event Redemption Date with respect to the Applicable Principal Amount to be deposited into the Collateral Account in exchange for the related Pledged Trust Preferred Securities held by the Securities Intermediary in the Collateral Account in accordance with the Pledge Agreement and has delivered to us a notice to that effect.

                  We hereby instruct you, upon receipt of such Redemption Price, to present the Pledged Trust Preferred Securities to be redeemed by the Trust by having the Collateral Agent cause the Securities Intermediary to release them from the Pledge and to deliver them to the Property Trustee of the Trust.

                  Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:______________________                THE BANK OF NEW YORK, as Trustee and
                                           not in its individual capacity

                                           By:   _________________________

                                           Title:_________________________

                                                                       EXHIBIT D


                   INSTRUCTION FROM HOLDER TO CUSTODIAL AGENT

                              REGARDING REMARKETING


The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

                        Re: 5.11% Preferred Securities of TECO Capital Trust II

                  The undersigned hereby notifies you in accordance with Section 4.5(c) of the Pledge Agreement, dated as of January 15, 2002 (the "Pledge Agreement"), among TECO Energy, Inc., yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to deliver $__________ stated liquidation amount of Trust Preferred Securities for delivery to the Remarketing Agent on the first Business Day immediately preceding the Remarketing Date or any Subsequent Remarketing Date for remarketing pursuant to
Section 4.5(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by TECO to be necessary or desirable to complete the sale, assignment and transfer of the Trust Preferred Securities tendered hereby.

                  The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing from the Remarketing Agent, net of amounts payable to the Remarketing Agent in accordance with the Pledge Agreement, to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of Failed Remarketing, upon receipt of the Trust Preferred Securities tendered herewith from the Remarketing Agent, to be delivered to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

                  With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Trust Preferred Securities tendered hereby and that the undersigned is the record owner of any Trust Preferred

Securities tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Trust Preferred Securities tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.5(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date: ____________________________     By:___________________________________

                                       Name: ________________________________

                                       Signature Guarantee:  ________________

   ______________________________
                Name                         __________________________________
   ______________________________             Social Security or other Taxpayer
              Address                           Identification Number, if any
   ______________________________
   ______________________________


A. PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)______________________________________
                (Please Print)

Address ______________________________________
                (Please Print)

______________________________________________


______________________________________________
                 (Zip Code)

______________________________________________
(Tax Identification or Social Security Number)

B. DELIVERY INSTRUCTIONS

                  In the event of a Failed Remarketing, Trust Preferred Securities which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)_______________________________________
               (Please Print)

Address ______________________________________
               (Please Print)

______________________________________________

______________________________________________
                 (Zip Code)

______________________________________________
(Tax Identification or Social Security Number)

                  In the event of a Failed Remarketing, Trust Preferred Securities which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.


                                    ____________________________________________
                                                    DTC Account Number
                    Name of Account Party:______________________________________

                                                                       EXHIBIT E


              INSTRUCTION FROM HOLDER TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING


The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

                        Re: 5.11% Preferred Securities of TECO Capital Trust II

                  The undersigned hereby notifies you in accordance with Section 4.5(c) of the Pledge Agreement, dated as of January 15, 2002 (the "Pledge Agreement"), among the TECO Energy, Inc. (the "Company"), yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, that the undersigned elects to withdraw the $_____ aggregate stated liquidation amount of Trust Preferred Securities delivered to the Custodial Agent on ___________, 2004 for remarketing pursuant to Section 4.5(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Trust Preferred Securities to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.5(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:_________________________

                                   By:______________________________________

                                   Name: ___________________________________

                                   Title: __________________________________

                                   Signature Guarantee:_____________________



     ______________________________        ____________________________________
                  Name                       Social Security or other Taxpayer
     ______________________________            Identification Number, if any
                Address
     ______________________________
     ______________________________

A. DELIVERY INSTRUCTIONS

                  In the event of a Failed Remarketing, Trust Preferred Securities which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)_______________________________________
                (Please Print)

Address ______________________________________
                (Please Print)

______________________________________________

______________________________________________
                 (Zip Code)

______________________________________________
(Tax Identification or Social Security Number)


                  In the event of a Failed Remarketing, Trust Preferred Securities which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

                                ________________________________________________
                                                DTC Account Number

                 Name of Account Party:_________________________________________

                                                                       EXHIBIT F


                      INSTRUCTION FROM COMPANY OR TRUST TO

                  COLLATERAL AGENT AND SECURITIES INTERMEDIARY

                         PURSUANT TO SECTION 6.4(a)(iii)


The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

                  Re: 9.50% Equity Security Units of TECO Energy, Inc. and TECO
                      Capital Trust II

         Pursuant to Section 6.4(a)(iii) of the Pledge Agreement, dated as of January 15, 2002 (the "Pledge Agreement"), among the TECO Energy, Inc. (the "Company"), yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Units and Stripped Units from time to time, the undersigned hereby directs the Collateral Agent, upon confirmation of the deposit of $_______________ to the Collateral Account, which funds are the Redemption Price payable on the Special Event Redemption Date with respect to the Applicable Principal Amount, to cause the Securities Intermediary to:

         (1) release from the Pledge all of the Pledged Treasury Securities, Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be;

         (2) Transfer all of such Pledged Treasury Securities, Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, to the Purchase Contract Agent for distribution to the Holders of Normal Units or Stripped Units;

         (3) apply $_________________ (which amount is equal to the redemption amount of such Redemption Price) to purchase __________________ (describe securities to be purchased with particularity, including amount, maturity, CUSIPs, etc.), which shall comprise the Treasury Portfolio from _________________, who is the Quotation Agent;

         (4) upon such purchase, credit the Treasury Portfolio to the Collateral Account; and

         (5) promptly remit $___________________, which is the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Normal Units, free and clear of any lien, pledge or encumbrance.

Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: _________________________

                                       [TECO ENERGY, INC.]
                                       [TECO CAPITAL TRUST II]



                                       By: ____________________________________

                                       Name: __________________________________

                                       Title: _________________________________


                                      F-2